EXHIBIT 10.13.4


                             SUBSCRIPTION AGREEMENT
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     AGREEMENT, made as of the date set forth below between CAPRIUS, INC., a
Delaware corporation (the "Company"), with its principal office at One Parker Plaza, Fort Lee, New Jersey 07024, and the undersigned (the "Subscriber").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, subject to the terms and conditions herein, the Company desires to offer and sell (the "Offering") to eligible persons up to 215 units ("the Units") in a private placement, each Unit consisting of (i) an Unsecured Promissory Note (the Note") in the principal amount of $10,000 and (ii) warrants ("the Warrants") to purchase 10,000 shares of the Company's Common Stock, $.01 par value ("the Common Stock") (the Units, Notes and/or Warrants are sometimes referred to herein as the "Securities");

     WHEREAS, the Notes shall bear interest at the rate of 7.75% per annum, mature on September 30, 2003, subject to earlier prepayment, and shall have the other terms and conditions as set forth in the Note, a copy of which is Exhibit A hereto;

     WHEREAS, each Warrant shall entitle the holder thereof to purchase one share of Common Stock at an exercise price of $0.09 per Warrant, expiring on September 30, 2007, and shall have the other terms and conditions as set forth in the Warrant, a copy of which is Exhibit B hereto; and

     WHEREAS, the Subscriber desires to acquire the number of Units set forth on the signature page hereof;

     NOW, THEREFORE, for and in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     I.   SUBSCRIPTION FOR UNITS

          1.1 Subscription. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the number of Units as set forth upon the signature page hereof at a price equal to $10,000 per Unit, and the Company agrees to sell such Units to the Subscriber for said purchase price (the "Purchase Price").

          1.2 Payment The Purchase Price is payable to the Company by check or wire transfer contemporaneously with the execution and delivery of this Subscription Agreement by the Subscriber.

          1.3 Closing. The Subscriber understands that his purchase of Units is contingent upon the Company receiving subscriptions (against cleared funds) for a minimum of 100 Units ($1,000,000) prior to the Termination Date, as defined in
Article IV hereof. In the event subscriptions for 100 Units are not received by the Termination Date, all funds shall be returned to the Subscribers without interest or deduction. Upon the receipt of funds for 100 Units on or prior to the Termination Date, the Offering will close and the Company will deliver the Notes and the Warrants contained in the Units to the Subscribers within ten (10)


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days following the Closing Date. The Company may thereafter have additional closings for the balance of the 215 Units through the Termination Date.

     II.  REPRESENTATIONS BY SUBSCRIBER

          2.1 Accredited Investor. The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          2.2 Risks The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in Units, (ii) the Company has operated at a loss since inception, other than a small net income for the fiscal quarter ended March 31, 2002, (iii) the Company may elect to defer interest on the Notes and pay the principal in shares of its Common Stock, depending upon its cash position; and (iv) the transfer of the Securities is restricted and the marketability of the Common Stock is extremely limited.

          2.3 Investment Experience. The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has retained the services of an investment advisor, attorney or accountant (the "representative") to review the Offering and to evaluate the merits and risks of his investment in the Securities. The purchase of the Units is consistent with the Subscriber's investment objectives.

          2.4 Offering Documents. The Subscriber has received and he (or his representative) has reviewed the Company's Form 10-KSB for the fiscal year ended September 30, 2001, its Form 10-QSB for the quarterly period ended June 30, 2002 and its current press releases (the "Offering Documents").

          2.5 Access. The Subscriber hereby represents that he (or his representative) has been furnished by the Company during the course of this Offering with all information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he had requested.

          2.6 Investment Intent. The Subscriber hereby acknowledges that this Offering has not been registered with the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder. The Subscriber represents that his Units are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available, such as Rule 144.

          2.7 Legends. The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Notes, the Warrants and/or the Common Stock underlying the Warrants, stating that they have not been registered


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under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The Subscriber is aware that the Company will make a stop order notation in its appropriate records with respect to the restrictions on the transferability of such securities.

          2.8 Authority. The Subscriber has the full right, power and authority to enter into this Subscription Agreement and to carry out and consummate the transactions contemplated herein. This Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber.

          2.9 Address. The Subscriber hereby represents that the address furnished by him at the end of this Subscription Agreement is his principal residence.

          2.10 No Other Representations. Except as set forth herein and in the Offering Documents, no representations (oral or written) have been made to the Subscriber, or any representative, by the Company or by any of its officers, directors, agents or employees, nor anyone else on their behalf, concerning among others, the future profitability of the Company, the future performance of the Common Stock or the Subscriber's investment in the Company.

     III. REPRESENTATIONS BY, AND COVENANTS OF, THE COMPANY

     The Company represents, warrants and, where applicable, covenants to the Subscriber that:

          3.1 Organization. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power its business and the business which it proposes to conduct.

          3.2 Execution. The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Units and the issuance of the Notes and the Warrants have been duly taken and approved.

          3.3 Binding Obligations. The Notes and Warrants (including the underlying Common Stock) included in the Units have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be validly binding obligations of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally.

          3.4 Shares. The Company will at all times during the term of the Warrants have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants. Upon exercise of the Warrants in accordance with their terms, the underlying shares of Common Stock will be duly authorized, validly issued and non-assessable.

          3.5 Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement or the issuance of the Notes or the Warrants and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated, result in a material violation of, or constitute a material default under, its Certificate of Incorporation or By-Laws, in the performance or observance of any material obligations, agreement, covenant condition contained in any debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint


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venture or other agreement or instrument to which the Company is a party or by which its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any domestic government, governmental instrumentality or court.

     IV.  MISCELLANEOUS

          4.1 Term. The subscription period will terminate at 11:59 PM Eastern time on October 28, 2002 (the "Termination Date"). The Company is offering the Units on a "best efforts" basis, subject to a minimum of 100 Units. The minimum subscription per subscriber shall be one (1) Unit, and the Company, in its sole discretion, may accept a fraction of a Unit. Upon receipt of subscriptions for at least 100 Units, an initial closing may be held, and the Offering may continue until the balance of the 215 Units are subscribed for or the Termination Date, if earlier.

          4.2 Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to the Company at its office, One Parker Plaza, Fort Lee, New Jersey 07024, Attention: President and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

          4.3 Amendment. This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. This Subscription Agreement and the documents delivered in connection herewith sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          4.4 Binding. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

          4.5 Governing Law; Jurisdiction. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

          4.6 Severability. The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

          4.7 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.


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          4.8  Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

          4.9 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year set forth below.

Dated: ___________


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Signature of Subscriber


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Name of Subscriber
  [please print]


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Address of Subscriber                    Phone or Fax Number


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Social Security or Taxpayer
Identification Number of Subscriber

---------------                         $
Number of Units Subscribed For           ------------------------------
                                           Purchase Price

Subscription Accepted:

CAPRIUS, INC.


By:
   ---------------------------
    President

    Dated:               2002
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